UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2006 (July 13, 2006)

Realogy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32852	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-6700

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on July 13, 2006, Cendant Corporation (“Cendant”) announced that its Board of Directors had approved the distribution to its stockholders of all of its shares of Realogy Corporation (“Realogy”), a wholly owned subsidiary of Cendant that holds directly or indirectly the assets and liabilities associated with Cendant’s Real Estate Services businesses. To implement the distribution, Cendant will distribute one share of Realogy common stock for every four shares of Cendant common stock outstanding as of the close of business on July 21, 2006. Fractional shares of Realogy will not be distributed and any Cendant stockholder entitled to receive a fractional share will instead receive a cash payment. The distribution is expected to occur after the close of business on July 31, 2006 to Cendant stockholders of record as of the close of business on July 21, 2006 (the “Record Date”).

Realogy’s Information Statement dated July 13, 2006 (the “Information Statement”), which describes for stockholders the details of the distribution and provides information as to the business and management of Realogy, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item. The Information Statement will be mailed to Cendant stockholders shortly after the Record Date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Information Statement of Realogy Corporation dated July 13, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

By:	/s/ C. Patteson Cardwell, IV
C. Patteson Cardwell, IV
Executive Vice President, General Counsel
and Secretary

Date: July 18, 2006

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REALOGY CORPORATION

CURRENT REPORT ON FORM 8-K

Report Dated July 18, 2006

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Information Statement of Realogy Corporation dated July 13, 2006

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